UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

Background

On December 1, 2020, we filed a presentation being provided to restaurants and nightclubs as part of our program to target disinfection solutions to the hospitality industry. This amendment includes a germicidal performance report that we have provided this morning to the Illinois Restaurant Association in advance of our discussions today to target 25,000 members in that state. We are currently evaluating joining similar organizations in New York, New Jersey and Pennsylvania as part of this program which we believe will help this impaired sector reopen during the global pandemic, potentially saving hundreds of thousands of businesses and millions of jobs.

ITEM 8.01 Other Events

FOMO CORP., through its wholly owned subsidiary Purge Virus, LLC, has joined the Illinois Restaurant Association which serves 25,000 establishments throughout the state that are currently banned from hosting indoor dining. The Company is in discussions with ILRA to partner, target and support members as they seek to reopen safely and serve patrons. A sales and marketing slideshow is attached herewith as an exhibit for investors.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Purge Virus, LLC Restaurant & Nightclubs Marketing Deck Fall 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 1, 2020)
10.2	Purge Virus, LLC Disinfection Whitepaper – UV Lighting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: December 3, 2020	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer